As filed with the Securities and Exchange Commission on January 16, 2018

Registration No. 333-198305

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

POST-EFFECTIVE AMENDMENT NO. 9 TO

Form S-11

FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Moody National REIT II, Inc.

(Exact name of registrant as specified in its governing instruments)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brett C. Moody

Chief Executive Officer
Moody National REIT II, Inc.
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Mary E. Smith Moody National REIT Sponsor, LLC 6363 Woodway Drive, Suite 110 Houston, Texas 77057 (713) 977-7500	Rosemarie A. Thurston Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Moody National REIT II, Inc. is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to Post-Effective Amendment No. 9 to its Registration Statement on Form S-11 (Registration No. 333-198305) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 1.2 and 10.44, which have not been previously filed. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The preliminary prospectus is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$141,680
FINRA filing fee	165,500
Accounting fees and expenses	1,000,000
Legal fees and expenses	582,380
Sales and advertising expenses	6,000,000
Blue Sky fees and expenses	115,000
Printing expenses	5,000,000
Miscellaneous	6,995,440
Total	$20,000,000

Item 32. Sales to Special Parties.

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, or our board, joint venture partners, consultants and other service providers, may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the selling commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the selling commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transaction.

Item 33. Recent Sales of Unregistered Securities.

On August 15, 2014, we issued 8,000 shares of common stock at $25.00 per share to our sponsor in exchange for $200,000 in cash. In issuing such shares to our sponsor we relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On August 15, 2014, our operating partnership issued limited partnership interests to Moody Holdings II for $1,000 and issued special limited partnership interests to Moody LPOP II for $1,000. In issuing such partnership interests, our operating partnership relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, Moody Holdings II and Moody LPOP II, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment. Pursuant to our independent directors’ compensation plan, upon raising $2,000,000 in gross offering proceeds in our initial public offering, each of our two independent directors at that time, Douglas Y. Bech and Charles L. Horn, received an initial grant of 5,000 shares of our restricted common stock. In addition, pursuant to our independent directors’ compensation plan, Clifford McDaniel received an initial grant of 5,000 shares of our restricted common stock upon his election to our board of directors on February 23, 2016. The shares of restricted stock issued pursuant to our independent directors’ compensation plan were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. In addition, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board, he or she will receive 2,500 shares of restricted stock. The shares of restricted common stock vest in four equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or disability, or (2) a change in control of our company.

Item 34. Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

●	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

●	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

●	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

●	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

●	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

●	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

●	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

●	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

●	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

●	the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances. We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)    Financial Statements:

The following financial statements are included in, or incorporated by reference into, this registration statement:

(1)       The consolidated financial statements and financial statement schedule of Moody National REIT II, Inc. included in Moody National REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 23, 2017;

(2)       The financial statements of Mueller Hospitality, LP and the pro forma financial information of Moody National REIT II, Inc. contained in Moody National REIT II, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 30, 2015;

(3)       The combined financial statements of Moody National SHS Seattle MT, LLC and tenant-in-common owners and the pro forma financial information of Moody National REIT II, Inc. contained in Moody National REIT II, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 8, 2016;

(4)       The consolidated financial statements and financial statement schedule of Moody National REIT I, Inc. for the year ended December 31, 2016 included in Moody National REIT II, Inc.’s Current Report on Form 8-K/A, filed with the SEC on October 23, 2017;

(5)       The consolidated unaudited financial statements of Moody National REIT II, Inc. included in Moody National REIT II, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 15, 2017;

(6)       The consolidated unaudited financial statements of Moody National REIT II, Inc. contained in Moody National REIT II, Inc.’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017, filed with the SEC on August 14, 2017;

(7)       The consolidated unaudited financial statements of Moody National REIT I, Inc. for the six months ended June 30, 2017 included in Moody National REIT II, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 23, 2017;

(8)       The pro forma financial information of Moody National REIT II, Inc. contained in Moody National REIT II, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 23, 2017; and

(9)       The consolidated unaudited financial statements of Moody National REIT II, Inc. included in Moody REIT II, Inc.’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, filed with the SEC on November 14, 2017.

(b)   Exhibits:

Exhibit Number	Description
1.1	Second Amended and Restated Dealer Manager Agreement, dated June 12, 2017, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody Securities, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K file on June 12, 2017 (the “June 12 Form 8-K”))

1.2**	Amendment No. 1 to the Second Amended and Restated Dealer Manager Agreement, dated January 16, 2018 by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody Securities, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 16, 2018)

1.3	Participating Broker-Dealer Agreement (included as Exhibit A to Exhibit 1.1)

1.4	Stockholder Servicing Coordination Agreement, dated as of February 2, 2017, by and between Moody National REIT II, Inc. and Moody Securities, LLC (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-215362), filed on February 2, 2017)

2.1	Agreement and Plan of Merger, dated as of November 16, 2016, among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, Moody National Advisor II, LLC, Moody Merger Sub, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, LP and Moody National Advisor I, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed November 17, 2016)

2.2	Amendment No. 1 to the Agreement and Plan of Merger by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, Moody National Advisor II, LLC, Moody Merger Sub, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, LP and Moody National Advisor I, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 10, 2017)

3.1	Articles of Amendment and Restatement of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement (defined below) filed January 12, 2015 (“Pre-Effective Amendment No. 3”))

3.2	Articles of Amendment to the Articles of Amendment and Restatement of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.1 to the June 12 Form 8-K)

3.3	Articles Supplementary to the Articles of Amendment and Restatement of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.2 to the June 12 Form 8-K)

3.4	Bylaws of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-198305) filed on August 22, 2014 (the “Registration Statement”))

4.1*	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2*	Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Post-Effective Amendment No. 7 to the Registration Statement on June 13, 2017)

8.1*	Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT II, Inc.

10.1	Advisory Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3)

10.2	Amendment No. 1 to the Advisory Agreement, dated January 19, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 22, 2016)

10.3	Amendment No. 2 to the Advisory Agreement, dated January 4, 2017, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 6, 2017)

10.4	Second Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP (incorporated by reference to Exhibit 10.2 to the June 12 Form 8-K)

10.5	Escrow Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3)

10.6	Moody National REIT II, Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the June 12 Form 8-K)

10.7	Moody National REIT II, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 3)

10.8	Assignment Agreement, dated September 25, 2015, by and between Moody National REIT I, Inc. and Moody National REIT II, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

10.9	Agreement of Purchase and Sale, made as of May 11, 2015, by and between Mueller Hospitality, LP and Moody National REIT I, Inc. (incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to the Registration Statement filed January 15, 2016 (“Post-Effective Amendment No. 2”)))

10.10	Assignment and Assumption of Agreement of Purchase and Sale, dated as of October 15, 2015, by and between Moody National REIT II, Inc. Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 2)

10.11	Hotel Lease Agreement, effective October 15, 2015, between Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2)

10.12	Hotel Management Agreement, effective October 15, 2015, between Moody National Lancaster-Austin, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2)

10.13	Relicensing Franchise Agreement, dated October 15, 2015, between Marriott International, Inc. and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2)

10.14	Loan Agreement, dated as of October 15, 2015 between Moody National Lancaster-Austin Holdings, LLC and Keybank National Association (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2)

10.15	Guarantee Agreement, dated as of October 15, 2015 by and among Brett C. Moody, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2)

10.16	Environmental Indemnity Agreement, dated as of October 15, 2015, by and among Moody National Lancaster-Austin Holding, LLC, Brett C. Moody, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2)

10.17	Assignment Agreement, dated January 28, 2016, by and between Moody National REIT I, Inc. and Moody National REIT II, Inc. (incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 3 to the Registration Statement filed April 21, 2016 (“Post-Effective Amendment No. 3”))

10.18	Agreement of Purchase and Sale, dated as of October 26, 2015, by and among Moody National SHS Seattle MT, LLC, certain Fee Owners, and Moody National Companies, LP (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3)

10.19	Assignment and Assumption of Agreement of Purchase and Sale, dated May 24, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed May 26, 2016)

10.20	Hotel Lease Agreement, effective May 24, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed May 26, 2016)

10.21	Hotel Management Agreement, effective May 24, 2016, between Moody National Yale-Seattle MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed May 26, 2016)

10.22	Promissory Note, dated May 24, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed May 26, 2016)

10.23	Loan Agreement, dated as of May 24, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed May 26, 2016)

10.24	Guaranty of Recourse Obligations Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed May 26, 2016)

10.25	Guaranty of Payment Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed May 26, 2016)

10.26	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 24, 2016, by and among Moody National Yale-Seattle Holdings, LLC, Old Republic Title, Ltd. And KeyBank National Association (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed May 26, 2016)

10.27	Environmental Indemnity Agreement, made as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed May 26, 2016)

10.28	Relicensing Franchise Agreement, dated as of May 24, 2016, between Marriott International, Inc. and Moody National Yale-Seattle MT, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed May 26, 2016)

10.29	Promissory Note, dated September 20, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.1 to Moody National REIT II, Inc.’s Current Report on Form 8-K, filed on September 26, 2016 (the “September 26, 2016 Form 8-K”))

10.30	Loan Agreement, dated as of September 20, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.2 to the September 26, 2016 Form 8-K)

10.31	Guaranty Agreement, made as of September 20, 2016, by Moody National REIT II, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.3 to the September 26, 2016 Form 8-K)

10.32	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 20, 2016, by and among Moody National Yale-Seattle Holding, LLC, Old Republic Title, Ltd., for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.4 to the September 26, 2016 Form 8-K)

10.33	Environmental Indemnity Agreement, made as of September 20, 2016, by and among Moody National Yale-Seattle Holding, LLC, Moody National REIT II, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.5 to the September 26, 2016 Form 8-K)

10.34	First Amendment to Hotel Lease Agreement, effective as of September 20, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC (incorporated by reference to Exhibit 10.6 to the September 26, 2016 Form 8-K)

10.35	Amended and Restated Advisory Agreement, dated as of November 16, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 17, 2016)

10.36	Termination Agreement, dated as of November 16, 2016, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC, Moody National Realty Company, L.P., Moody OP Holdings I, LLC and Moody National REIT II, Inc.(incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on November 17, 2016)

10.37	Second Amended and Restated Advisory Agreement, dated as of June 12, 2017, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the June 12 Form 8-K)

10.38	Promissory Note, dated August 15, 2017, by Moody National International-Fort Worth Holding, LLC in favor of Moody National Operating Partnership II, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 18, 2017)

10.39	Promissory Note, dated September 6, 2017, by Moody National 1 Polito Lyndhurst Holding, LLC in favor of Moody National Operating Partnership II, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 12, 2017)

10.40	Term Loan Agreement, dated as of September 27, 2017 by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 28, 2017)

10.41	Guaranty dated as of September 27, 2017 and executed and delivered for Keybank National Association by Moody National REIT II, Inc., MN REIT II TRS, Inc., Moody National 1 Polito Lyndhurst Holding, LLC, Moody National International-Fort Worth Holding, LLC, MN Lyndhurst Venture, LLC and MN Fort Worth Venture, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 28, 2017)

10.42	Environmental Indemnity given as of September 27, 2017 by Moody National REIT II, Inc., MN REIT II TRS, Inc., Moody National Operating Partnership II, LP, Moody National 1 Polito Lyndhurst Holding, LLC, Moody National International-Fort Worth Holding, LLC, MN Lyndhurst Venture, LLC and MN Fort Worth Venture, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 28, 2017)

10.43	Third Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP dated as of September 27, 2017 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on September 28, 2017)

10.44**	Amendment No. 1 to the Second Amended and Restated Advisory Agreement, dated as of January 16, 2018, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 16, 2018)

10.45	Letter Agreement, dated as of December 27, 2017, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 2, 2018)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Post-Effective Amendment No. 8 to the Registration Statement filed on October 31, 2017 (“Post-Effective Amendment No. 8”)

23.1*	Consent of Frazier & Deeter, LLC

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3*	Consent of Alston & Bird LLP (included in Exhibit 8.1)

24.1	Power of Attorney of Charles L. Horn (incorporated by reference to the signature page of the Registration Statement on Form S-11 filed on August 22, 2014)

24.2	Power of Attorney of Clifford P. McDaniel (incorporated by reference to the signature page of Post-Effective Amendment No. 3)

24.3	Power of Attorney of William H. Armstrong III (incorporated by reference to the signature page of Post-Effective Amendment No. 8)

24.4	Power of Attorney of John P. Thompson (incorporated by reference to the signature page of Post-Effective Amendment No. 8)

99.1	Consent of Landauer Valuation & Advisory, a division of Newmark Grubb Knight Frank (incorporated by reference to Exhibit 99.1 to Post-Effective Amendment No. 5 to the Registration Statement filed March 20, 2017 (“Post-Effective Amendment No. 5”))

99.2	Consent of CBRE, Inc. – Valuation & Advisory Services (incorporated by reference to Exhibit 99.2 to Post-Effective Amendment No. 5)

*	Previously filed.
**	Filed herewith.

Item 37. Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 16, 2018.

Moody National REIT II, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the following capacities and on January 16, 2018.

Signature	Title

/s/ Brett C. Moody	Chief Executive Officer, President and Chairman of the Board
Brett C. Moody	(Principal Executive Officer)

/s/ Robert W. Engel	Treasurer, Chief Financial Officer and Secretary
Robert W. Engel	(Principal Financial Officer and Principal Accounting Officer)

*	Independent Director
William H. Armstrong III

*	Independent Director
Clifford P. McDaniel

*	Independent Director
Charles L. Horn

*	Independent Director
John P. Thompson

* By: /s/ Brett C. Moody	Attorney-in-Fact
Brett C. Moody